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                                                                  Exhibit 99(l)

                                January 27, 2004



Dreman/Claymore Dividend & Income Fund
210 North Hale Street
Wheaton, Illinois 60187


               Re:  Dreman/Claymore Dividend & Income Fund
                    Registration Statement on Form N-2
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Dreman/Claymore Dividend & Income Fund, a statutory trust created under the Delaware Statutory Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to 51,750,000 shares (including shares subject to an over-allotment option) of the Trust's common shares (the "Shares") of beneficial interest, par value $0.01 per share (the "Common Shares").

          This opinion is being furnished in accordance with the requirements of
Item 24 of Form N-2 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated October 23, 2003, as filed with the Securities and Exchange Commission (the "Commission") on October 23, 2003; (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-109918 and 811-21455), as filed with the Commission
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Dreman/Claymore Dividend & Income Fund
January 27, 2004
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on October 23, 2003, and as amended by Pre-Effective Amendment No. 1 as filed with the Commission on December 10, 2003, Pre-Effective Amendment No. 2 as filed with the Commission on December 11, 2003, Pre-Effective Amendment No. 3 as filed with the Commission on December 19, 2003 and Pre-Effective Amendment No. 4 as filed with the Commission on January 27, 2004, under the 1933 Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the Prospectus and Statement of Additional Information as filed with the Commission pursuant to Rule 497 under the 1933 Act on December 10, 2003, (iv) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into between the Trust, as issuer, Claymore Advisors, LLC, as investment adviser, Dreman Value Management, LLC, as investment manager, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Common Shares; (v) the Certificate of Trust and Agreement and Declaration of Trust of the Trust, as dated October 20, 2003 and currently in effect; (vi) the By-Laws of the Trust, as currently in effect, and (vii) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the
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Dreman/Claymore Dividend & Income Fund
January 27, 2004
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power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificates representing the Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

          Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Purchase Agreement has been duly executed and delivered; (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar; and (iv) the Shares have been delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Agreement and Declaration of Trust).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this
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Dreman/Claymore Dividend & Income Fund
January 27, 2004
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consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                            Very truly yours,